Exhibit 99.1

FOR IMMEDIATE RELEASE

TechTarget Announces Definitive Agreement to Acquire BrightTALK, a Leading Virtual Events Platform in the Enterprise IT Market

Newton, MA – December 10, 2020 — TechTarget, Inc. (Nasdaq: TTGT), the global leader in B2B technology purchase intent data today announced a definitive agreement to acquire BrightTALK, a leading marketing platform for webinars and virtual events in the enterprise IT market. BrightTALK’s offerings allow marketers to create original webinar and video content and engage 8 million professionals who have registered for the platform. Its solution combines access to decision-makers with a technology platform for creating online events. The acquisition will significantly expand TechTarget’s proprietary first-party purchase intent data and its opt-in audience.

BrightTALK Overview:

•	Over 1,000 customers, who created 25,000 webinars and videos on the platform in the past twelve months

•	8 million registered members who have opted-in and given permission to share their contact information with relevant vendors, including over 1 million new registered members in 2020 year to date

•	Over 200,000 unique viewers per month, and over 6 million content engagements in 2020 year to date

•	Average viewing time of nearly 20 minutes per event

•	Approximately $50 million in estimated 2020 revenue

•	30% estimated revenue growth in 2020

•	Approximately 50% of revenue under long-term contracts

•	Over $10 million of estimated Adjusted EBITDA in 2020

“TechTarget’s leadership position in the market is further strengthened by the acquisition of BrightTALK,” said Michael Cotoia, Chief Executive Officer of TechTarget. “This acquisition checks all the boxes. It allows us to increase our original content, grow our opt-in audience of registered members and add a material amount of proprietary first-party purchase intent data. It’s a very powerful combination that will enhance our customers’ abilities to use our purchase intent data to grow their revenues and increase their market share.”

The addition of BrightTALK will allow TechTarget to:

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Expand its leading first-party purchase intent data – the content engagement on BrightTALK has high predictive value because IT buyers are making a material investment of their time to engage with vendor-produced content.

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Benefit from the increased adoption of online events – the increased adoption of online events in place of face-to-face events has been accelerated by the COVID-19 pandemic. Industry research indicates that the majority of marketers expect virtual events to be the norm past 2020. BrightTALK’s leadership position in this space is a key asset.

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Increase its customer base and revenues – For customers that already do business with both TechTarget and BrightTALK, there will be opportunities to expand the relationships. Additionally, there are a significant number of customers that currently only have relationships with either TechTarget or BrightTALK, providing an opportunity to cross-sell.

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Grow its opt-in audiences – BrightTALK generates a large volume of valuable content in webinar and video format that is incremental to TechTarget’s current offerings. This content improves TechTarget’s potential ability to attract new users and diversifies the content available via TechTarget’s portfolio of web sites.

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Increase subscription revenue – TechTarget has been steadily converting programs from quarterly campaigns to longer-term revenue contracts through its Priority Engine platform. BrightTALK is expected to help accelerate this trend based on its subscription offerings.

“We are excited to join forces with TechTarget. They are the leading provider of original expert content and distributor of vendor decision support content in the B2B tech market, which has allowed them to develop the preeminent first-party purchase intent offering” said Paul Heald, BrightTALK’s Co-Founder and CEO. “Combining our leading platform for online IT events is a winning combination.”

Details about the Transaction

The Boards of Directors of TechTarget and BrightTALK have approved the transaction. The cash purchase price is $150 million, subject to working capital and other adjustments. TechTarget has secured committed financing in the form of a bridge loan from JPMorgan Chase Bank, N.A. to cover the purchase price in combination with cash on hand, and is contemplating options for permanent financing which may include public or private offerings of equity or debt securities or facilities. The Company expects to close the transaction by the end of the year, subject to the satisfaction of customary closing conditions.

TechTarget was advised in the transaction by BrightTower, a software, information, and business services-focused investment bank.

Updated Q4 2020 Revenue Guidance

Today, TechTarget is also updating its Q4 2020 revenue guidance. We expect that revenues in the 4th quarter will exceed the high end of the previously provided revenue range of $42 to $43 million.

About TechTarget

TechTarget (Nasdaq: TTGT) is the global leader in purchase intent-driven marketing and sales services that deliver business impact for enterprise technology companies. By creating abundant, high-quality editorial content across more than 140 highly targeted technology-specific websites, TechTarget attracts and nurtures communities of technology buyers researching their companies’ information technology needs. By understanding these buyers’ content consumption behaviors, TechTarget creates the purchase intent insights that fuel efficient and effective marketing and sales activities for clients around the world.

TechTarget has offices in Boston, London, Munich, Paris, San Francisco, Singapore and Sydney. For more information, visit techtarget.com and follow us on Twitter @TechTarget

Non-GAAP Measures

This press release references BrightTALK’s estimated adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, if any. We believe that Adjusted EBITDA provides relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. We are unable to provide a reconciliation of BrightTalk’s estimated adjusted EBITDA to estimated net income at this time without unreasonable effort.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this press release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including, but not limited to, statements regarding our intent, beliefs or current expectations and those of our management team with respect to our acquisition of BrightTALK and our updated revenue guidance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. These forward-looking statements involve known and unknown risks and uncertainties that may cause TechTarget’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the risk that the parties will not be able to complete the transaction on the anticipated timeline or at all; the risk that the conditions to the completion of the transaction will not be satisfied on a timely basis or at all; the risk that TechTarget is unable to raise requisite financing for the transaction on acceptable terms or at all; the risk that TechTarget will not realize the anticipated benefits of the transaction; the risk that TechTarget will not be able to successfully integrate BrightTALK’s business into TechTarget’s business; the risk that TechTarget will incur higher than expected or unexpected costs in connection with the transaction; the risk that TechTarget will not be able to retain or hire key personnel; the risk that disruption from the transaction may adversely affect TechTarget’s business, including its relationships with its customers and employees; and such other factors as are set forth in the risk factors detailed from time to time in TechTarget’s filings with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in TechTarget’s Annual Report on Form 10-K for the year ended December 31, 2019 and TechTarget’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which are incorporated herein by reference. TechTarget specifically disclaims any obligation to update these forward-looking statements, except to the extent required by law.

(C) 2020 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks of TechTarget. Priority Engine is a trademark of TechTarget. All other trademarks are the property of their respective owners.

Contacts:

Investor Inquiries	Media Inquiries
Daniel T. Noreck Chief Financial Officer TechTarget 617-431-9449 dnoreck@techtarget.com	Garrett Mann Director of Marketing TechTarget 617-431-9371 gmann@techtarget.com